Exhibit 23.1

October 21, 2022
Las Vegas Sands Corp.
5500 Haven Street
Las Vegas, Nevada 89119

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “ITEM IA — Risk Factors—Risks Related to Doing Business in China” in the Quarterly Report on Form 10-Q of Las Vegas Sands Corp. for the quarter ended September 30, 2022 (the “Form 10-Q”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof, as well as to the incorporation by reference thereof into Las Vegas Sands Corp.’s Registration Statement on Form S-8 (File No. 333-232819) and Form S-3 (File No. 333-249825), including any amendments thereto, in accordance with the requirements of the Securities Act of 1933, as amended.

We also consent to the filing of this consent letter with the SEC as an exhibit to the Form 10-Q.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Haiwen & Partners

HAIWEN & PARTNERS